UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO RULE 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2022

NXP Semiconductors N.V.

(Exact name of Registrant as specified in charter)

Netherlands	001-34841	98-1144352
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

60 High Tech Campus Eindhoven Netherlands	5656 AG
(Address of principal executive offices)	(Zip Code)

+31 40 2729999

(Registrant’s telephone number, including area code)

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Number of each exchange on which registered
Common shares, EUR 0.20 par value	NXPI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 16, 2022, NXP B.V., NXP Funding LLC, NXP USA, Inc. (the “Issuers”) and NXP Semiconductors N.V. (the “Company”) completed an underwritten public offering of $500,000,000 aggregate principal amount of 4.400% Senior Notes due 2027 (the “2027 Notes”) and $1,000,000,000 aggregate principal amount of 5.000% Senior Notes due 2033 (the “2033 Notes” and, together with the 2027 Notes, the “Notes”). The Notes were offered and sold pursuant to the Issuers’ and the Company’s automatic shelf registration statement on Form S-3ASR (Registration No. 333-263733), which was filed with the Securities and Exchange Commission (the “SEC”) and became effective on March 21, 2022. In connection with the offering of the Notes, the Issuers and the Company entered into an underwriting agreement (the “Underwriting Agreement”), dated May 12, 2022, with Citigroup Global Markets Inc., Deutsche Bank Securities, Inc. and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein.

The Company and the Issuers intend to use the net proceeds from the offering of the 2027 Notes, together with all or a portion of the net proceeds of the 2033 Notes to redeem the $900 million aggregate principal amount of outstanding dollar-denominated 4.625% senior unsecured notes due 2023 (the “4.625% 2023 Notes”) in accordance with the terms of the indenture governing such notes (the “4.625% 2023 Notes Redemption”), including all premiums, accrued interest and costs and expenses related to the 4.625% 2023 Notes Redemption. Any remaining net proceeds of the 2027 Notes will be temporarily held as cash and other short term securities or used for general corporate purposes, which may include capital expenditures or short-term debt repayment. The Issuers intend to allocate an amount equal to the net proceeds of the offering of the 2033 Notes to the financing of, in whole or in part, one or more eligible green projects, which are defined as investments in (A) research and development for the Company’s (i) “green chip” resonant solutions, (ii) battery control and energy management for electric and hybrid cars, (iii) Advanced Driver Assistance Systems, (iv) mobile device “beam steering”, (v) edge processing portfolio and (vi) smart building technologies, and (B) energy efficiency measures at the Company’s manufacturing and non-manufacturing facilities. Pending the allocation of an amount equal to the net proceeds of the 2033 Notes toward eligible green projects, we expect to temporarily use all or a portion of the net proceeds from the offering of the 2033 Notes to help fund the redemption of the 4.625% 2023 Notes.

The Notes were issued pursuant to an indenture, dated as of May 16, 2022, among the Issuers, the Company, as guarantor and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) (the “Base Indenture”), as supplemented by the first supplemental indenture, dated as of May 16, 2022, among the Issuers, the Company, as guarantor and the Trustee (the “First Supplemental Indenture”, and together with the Base Indenture, the “Indenture”). Interest is payable on the 2027 Notes semi-annually in arrears at an annual rate of 4.400% on June 1 and December 1 of each year, beginning on December 1, 2022. The 2027 Notes will mature on June 1, 2027. Interest is payable on the 2033 Notes semi-annually in arrears at an annual rate of 5.000% on January 15 and July 15 of each year, beginning on January 15, 2023. The 2033 Notes will mature on January 15, 2033.

At any time prior to (i) May 1, 2027 (the date one month prior to the maturity date of the 2027 Notes) for the 2027 Notes and (ii) October 15, 2032 (the date three months prior to the maturity date of the 2033 Notes) for the 2033 Notes (collectively, the “Par Call Dates”), the Issuers may redeem the applicable series of Notes, in whole or in part, at a price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest to the applicable Par Call Date discounted to the applicable date of redemption (assuming the Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25 basis points in case of the 2027 Notes and 35 basis points in case of the 2033 Notes, plus, in either case, any accrued and unpaid interest thereon. The Issuers may redeem a series of Notes, in whole or in part, at any time and from time to time, on or after the applicable Par Call Date for such series of Notes at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

If the Issuers experience specific kinds of changes of control, they will be required to offer to purchase each series of the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest.

The Notes will be senior unsecured obligations of the Issuers and will be guaranteed by the Company on a senior unsecured basis (the “Guarantee”). The Notes and the Guarantee will rank equal in right of payment with all of the Issuers’ and Company’s existing and future senior unsecured indebtedness, but will be effectively junior to all of the Issuers’ and the Company’s future secured indebtedness to the extent of the value of the assets securing such indebtedness and effectively junior in certain circumstances to indebtedness incurred under NXP B.V. and NXP Funding LLC’s Revolving Credit Facility with respect to certain assets of NXP B.V. and its subsidiaries in the event that such assets may secure such indebtedness in the future. The Notes and the Guarantee will rank senior in right of payment to the Issuers’ and the Company’s existing and future subordinated indebtedness and will be structurally subordinated to all of the liabilities, including trade payables, of their subsidiaries.

The Indenture provides for customary events of default, including failure to make required payments; failure to comply with certain agreements or covenants; failure to pay, or acceleration of, certain other material indebtedness; certain events of bankruptcy and insolvency; and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 30% in principal amount of the then outstanding Notes to accelerate the amounts due under the Notes.

The foregoing descriptions of the Indenture and the Underwriting Agreement do not purport to be complete statements of the parties’ rights and obligations under these agreements and are qualified in their entirety by reference to the full text of the Indenture and the Underwriting Agreement, respectively. The Indenture, the forms of global notes for the offering and the Underwriting Agreement are filed as exhibits to this Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

The following exhibits are attached with this current report on Form 8-K:

(d) Exhibits.

1.1	Underwriting Agreement, dated as of May 12, 2022, among the Issuers, the Company and Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC, as representatives of the underwriters named therein.

4.1	Base Indenture, dated as of May 16, 2022, among the Issuers, the Company and the Trustee.

4.2	First Supplemental Indenture, dated as of May 16, 2022, among the Issuers, the Company and the Trustee.

4.3	Form of Note for 4.400% Senior Notes due 2027, included as part of Exhibit 4.2 hereto.

4.4	Form of Note for 5.000% Senior Notes due 2033, included as part of Exhibit 4.2 hereto.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

5.2	Opinion of De Brauw Blackstone Westbroek N.V.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

23.2	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5.2).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NXP Semiconductors N.V.

By:	/s/ Timothy Shelhamer
Name: Timothy Shelhamer
Title: Vice President and Chief Corporate Counsel

Date: May 16, 2022